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*** PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[...]") OR OTHERWISE
IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                           STOCK PURCHASE AGREEMENT

                                 By and Among

                         GLOBAL IMAGING SYSTEMS INC.,

                        SOUTHERN BUSINESS COMMUNICATIONS
                                 OF D.C., INC.

                                      and

                                 GEORGE GOUGH,

                                 MARK M. LLOYD

                                      and

                                ARTHUR E. KREPS

                            DATED NOVEMBER 13, 1996

                                                                   EXHIBIT 10.29

                           INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the ___th day of May, 1998, by and between GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation (the "Company"), and the undersigned, a director of the Company ("Indemnitee"). For the purposes of this Agreement, all references to the "Company" shall include all subsidiaries, affiliates, partnerships, enterprises, employee benefit plans or other entities on behalf of which Indemnitee serves or will serve at the Company's request as an officer, director, trustee, partner, employee or agent or in a related capacity.

     WHEREAS, Indemnitee has agreed to serve, at the request of the Company, as a director of the Company; and

     WHEREAS, Indemnitee is willing to serve on behalf of the Company on the condition that he be indemnified.

     NOW, THEREFORE, in consideration of Indemnitee's agreement to serve as a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1.  General Indemnity Provisions.  To the maximum extent that Delaware
         ----------------------------
law in effect from time to time permits, the Company shall indemnify Indemnitee against liability to the Company or to the Company's shareholders for money damages (unless the liability arises from a proceeding initiated by the Indemnitee and unauthorized by the Company's Board of Directors (the "Board")). In the absence of any Delaware statute limiting the liability of directors of a

Delaware corporation for money damages in a suit by or on behalf of the Company or by any shareholder of the Company, Indemnitee shall not be liable to the Company or to the Company's shareholders for money damages except to the extent that (i) Indemnitee actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or (ii) a judgment or other final adjudication adverse to Indemnitee is entered in a proceeding based on a finding in the proceeding that Indemnitee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     2.  Express Exculpatory Clauses in Instruments.  Indemnitee shall not
         ------------------------------------------
be liable under any written instrument creating an obligation of the Company by reason of his being a director of the Company, and all persons shall look solely to the Company for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render Indemnitee liable thereunder to any third party, nor shall Indemnitee be liable to anyone as a result of such omission.

     3.  Indemnification.  The Company shall indemnify Indemnitee, whether
         ---------------
serving the Company or at its request any other entity, to the full extent required or permitted by the laws of the State of Delaware applicable to business corporations now or hereafter in force, including the advance for expenses under the procedures and to the full extent permitted by such laws, except with respect to indemnification for liability arising from a proceeding initiated by the Indemnitee and unauthorized by the Board. Nothing contained herein shall be construed to protect Indemnitee against any liability to the extent such protection would violate Delaware statutory or decisional law applicable to business corporations organized under Title 8 of the Delaware Code Annotated or any successor provisions ("Delaware Corporate Law"). No amendment of the Company's Amended and Restated Certificate of Incorporation or repeal of any of its provisions shall limit or eliminate the rights of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     4.  Expenses Incurred by Indemnitee to Enforce this Agreement.
         ---------------------------------------------------------
Expenses incurred by Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company to the full extent required or permitted by Delaware Corporation Law, unless Indemnitee is determined not to be entitled to indemnification for any liability or expense hereunder. In the event that Indemnitee is a party or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any expenses actually and reasonably incurred by him.

     5.  Termination of Service.  Indemnitee's right to indemnification
         ----------------------
pursuant to this Agreement shall continue regardless of whether Indemnitee has ceased for any reason to be an officer, trustee, director, partner, employee or agent of the Company and shall inure to the benefit of the heirs of Indemnitee or the executors or administrators of Indemnitee's estate.

     6.  No Duplication of Payments.  The Company shall not be liable under
         --------------------------
this Agreement to make any payment in connection with any action to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by-law provision or otherwise) of the amounts otherwise indemnifiable hereunder.

     7.  Non-Exclusivity.  Indemnitee's rights under this Agreement shall
         ---------------
be in addition to, and not in lieu of, any other rights Indemnitee may have, whether under the Company's Bylaws, the Company's Amended and Restated Certificate of Incorporation, Delaware Corporate Law, or any other agreements or contracts with the Company, or pursuant to any directors or officers liability insurance. Nothing in this Agreement shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification under any provision of the Company's Bylaws, the Company's Amended and Restated Certificate of Incorporation, Delaware Corporate Law, or any other agreement or contract with the Company, or pursuant to any directors and officers liability insurance.

     8.  Binding Effect. This Agreement shall be binding upon and inure to
         --------------
the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), heirs, executors and administrators.

     9.  Governing Law. This Agreement shall be deemed to be made in, and
         -------------
in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware.

     10.  Severability. The Company and Indemnitee agree that the
          ------------
agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the Company and Indemnitee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.



                                       ----------------------------------------
                                       [Name]:
                                       Director



                                       GLOBAL IMAGING SYSTEMS, INC.


                                       By:
                                          --------------------------------------
                                          Thomas S. Johnson
                                          President and Chief Executive Officer